EXHIBIT 10.2

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
OUTSIDE DIRECTORS STOCK-FOR-FEES PLAN

(as approved by the shareholders on May 18, 1995)

ARTICLE I — PURPOSE OF THE PLAN

     The Outside Directors Stock-for-Fees Plan (the “Plan”) is intended to provide a means by which individuals who serve as outside directors of American Management Systems, Incorporated (the “Corporation”) may increase their proprietary interest in the Corporation by electing to receive the annual retainer and other fees earned in connection with service as a director in the form of the Corporation’s $0.01 par value common stock (the “Common Stock”) rather than in cash.

ARTICLE II — ELIGIBILITY

     Each member of the Board of Directors of the Corporation who is not and has not been an officer or employee of the Corporation (“Outside Director”) shall be eligible to participate in the Plan.

ARTICLE III — SHARES SUBJECT TO PLAN

     The number of shares authorized to be issued pursuant to the Plan is 150,000 */ shares of the Corporation’s Common Stock subject to adjustment as provided herein. Those shares may consist, in whole or in part, of authorized and unissued shares or shares previously acquired or to be acquired by the Corporation and held in treasury. In the event of any stock dividend, stock split or other event that is functionally equivalent to a stock split or stock dividend, the number of remaining shares authorized for issuance under this Plan shall be adjusted proportionately.

ARTICLE IV — ELECTION TO RECEIVE STOCK

     Each Outside Director shall be permitted to receive the remuneration otherwise payable to the Outside Director as an annual retainer and for attending meetings of the Board of Directors and meetings of the committees of the Board of Directors (“Director’s Fees”) in the form of Common Stock rather than cash in accordance with the following provisions:

     (a)  Election to Participate. Each Outside Director shall have the right to elect to receive Director’s Fees in the form of Common Stock rather than cash by tendering an irrevocable written election to the Secretary of the Corporation pursuant to which all Director’s Fees otherwise payable to the Outside Director shall be paid in the form of Common Stock as provided in (b) below. Each Outside Director may elect to have one-half or all of the Director’s Fees paid in the form of Common Stock. Such election shall become effective six (6) months after its delivery to the Secretary of the Corporation by the Outside Director. Such election shall remain in effect until the earlier of (i) the date six (6) months after such Outside Director shall have delivered to the Secretary of the Corporation irrevocable written notice that his or her participation shall cease as of the date six months following delivery of the notice, or (ii) the date on which such Outside Director terminates as a member of the Board of Directors by reason of resignation, non-reelection, death, or disability. Any Outside Director who having terminated participation in the Plan or having failed to elect to participate in the Plan may elect to participate in the Plan as of the date six (6) months following delivery of irrevocable written notice of such election to the Secretary of the

*/	As adjusted to reflect a 3-for-2 split of the Common Stock effective January 5, 1996.

Corporation. An Outside Director who does not elect to have Director’s Fees paid in Common Stock shall receive his or her remuneration in cash at such times that such remuneration is otherwise due.

     (b)  Issuance of Shares. If an Outside Director elects to receive payment of Director’s Fees in the form of Common Stock, such Common Stock shall be issued as soon as practicable after the annual meeting of shareholders or meeting of the Board of Directors or committee of the Board of Directors to which such remuneration relates. The number of shares of Common Stock to be issued to such Outside Director shall be determined by dividing:

(i)	the remuneration otherwise payable to the Outside Director, by

(ii)	the closing price of the Corporation’s Common Stock on the determination date (or, if the Corporation’s Common Stock is not traded on such date, on the trading day immediately preceding the date of the determination date), rounding up or down any fractional share to the nearest whole share.

     The determination date shall be the date of the relevant meeting of the Board of Directors for which fees are payable.

     (c)  Restrictions on Shares. Shares of Common Stock issued under this Plan shall be free of any restrictions except for restrictions applicable under the Securities Exchange Act of 1934, as amended.

ARTICLE V — AMENDMENT AND TERMINATION

     The Board of Directors of the Corporation may amend, modify, alter or terminate the Plan; provided, however, that without the approval of the shareholders of the Corporation:

     (a)  the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in Article III hereof;

     (b)  the class of individuals who are eligible to participate in the Plan shall not be modified; and

     (c)  the benefits accruing to Outside Directors under the Plan shall not be increased materially;

     provided, further, that the Plan may not be amended, modified, or altered more than once in any six (6) month period.

ARTICLE VI — MISCELLANEOUS

     (a)  This Plan shall be administered by the Compensation Committee of the Board of Directors.

     (b)  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c)  This Plan shall become effective on the date on which it is approved by the shareholders of the Corporation.